Exhibit 10.2

AMENDMENT NO. 1 dated as of April 11, 2017 (this “Amendment”), to the CREDIT AGREEMENT dated as of April 29, 2016 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among QUORUM HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.

PRELIMINARY STATEMENT

A.  Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

B.  The Borrower and the Lenders desire that certain provisions of the Credit Agreement be amended as provided herein.

C.  The Borrower and the Subsidiary Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Subsidiary Guarantors Guaranteed the Obligations of the Borrower under the Credit Agreement and provided security therefor.

Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not otherwise defined herein (including the preliminary statement hereto) shall have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.  Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows, effective as of the Amendment Effective Date (as defined below):

(a)  Section 1.01 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Amendment No. 1” shall mean that certain Amendment, dated as of the Amendment No. 1 Effective Date among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Disclosure Schedule” shall mean the Disclosure Schedule delivered to the Administrative Agent on the Amendment No. 1 Effective Date in connection with Amendment No. 1 to this Agreement.

“Amendment No. 1 Effective Date” shall mean April 12, 2017.

“Held for Sale” shall mean, with respect to any Hospital, that the Borrower intends to endeavor in good faith to close, sell, transfer, lease or otherwise dispose of such Hospital within 15 months.

(b)  The definition of “Applicable Percentage” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable  Percentage” shall  mean,  for  any  day,  (a) with  respect  to  the Revolving Credit Commitment Fee, 0.50% per annum (the “Revolving Credit Commitment Fee Rate”), (b) with respect to any Eurodollar Term Loan or ABR Term Loan, (i) on or prior to the date that is 12 months after the Amendment No. 1 Effective Date, 6.75% per annum and 5.75% per annum, respectively, and (ii) following the date that is 12 months after the Amendment No. 1 Effective Date, the applicable percentage set forth below under the caption “Eurodollar Spread—Term Loans” or “ABR Spread—Term Loans”, as the case may be, and (c) with respect to any Eurodollar Revolving Loan and ABR Revolving Loan, 2.75% per annum and 1.75% per annum, respectively.

Secured Net Leverage Ratio	Eurodollar Spread—Term Loans	ABR Spread—Term Loans
Category 1 > 3.50 to 1.00	6.25%	5.25%
Category 2 > 3.25 to 1.00 and ≤ 3.50 to 1.00	6.00%	5.00%
Category 3 ≤ 3.25 to 1.00	5.75%	4.75%

Each change in the Applicable Percentage resulting from a change in the Secured Net Leverage Ratio shall be effective with respect to all applicable Loans outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, from and after the date that is 12 months after the Amendment No. 1 Effective Date, subject to the immediately succeeding sentence, the Secured Net Leverage Ratio shall be determined on the basis of the financial statements and certificates most recently delivered pursuant to Section 5.04(a) or (b) and Section 5.04(c), respectively, prior to such date, and the Applicable Percentage resulting from such Secured Net Leverage Ratio shall be effective until any such change is required pursuant to the immediately preceding sentence. In addition, at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively (until the time of the delivery thereof), the Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

(c)  The definition of “Asset Sale Reinvestment Trigger Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Asset Sale Reinvestment Trigger Date” shall mean the later of (i) January 1, 2019, and (y) the first date to occur after the Closing Date on which the Borrower or any of its Subsidiaries consummates an Asset Sale and, after giving pro forma effect to such Asset Sale, the Secured Net Leverage Ratio (determined after giving effect to the proceeds from such Asset Sale and any application thereof, but without netting any proceeds not applied) does not exceed 2.75 to 1.00.

(d)  The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and (except in the case of clauses (a)(x), (a)(xiii), (a)(xiv), (a)(xv) and (a)(xvi)(B) below) to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i) interest expense (net of interest income), including amortization and write offs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with (x) letters of credit, (y) obtaining or unwinding Hedging Agreements or (z) surety bonds for financing activities, in each case for such period,

(ii) provision for taxes based on income, profits or capital and franchise taxes and gross receipts taxes, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations for such period,

(iii) depreciation and amortization expenses including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Statement of Financial Accounting Standards No. 141 (“FASB 141”) for transactions contemplated hereby, including Permitted Acquisitions, for such period,

(iv) non-cash compensation expenses arising from the sale of Equity Interests, the granting of options to purchase Equity Interests, the granting of appreciation rights in respect of Equity Interests and similar arrangements for such period,

(v) the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Statement of Financial Accounting Standards No. 106 (“FASB 106”) and Statement of Financial Accounting Standards No. 112 (“FASB 112”) over the cash expense in respect of such post-retirement benefits and post-employment benefits for such period,

(vi) minority interest (to the extent distributions are not required to be made and are not made in respect thereof),

(vii) upfront fees or charges arising from any Permitted Receivables Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Permitted Receivables Transaction, and losses on dispositions of Receivables and related assets in connection with any Permitted Receivables Transaction for such period,

(viii) fees and expenses for such period incurred or paid in connection with the Transactions,

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that such amount is reasonably likely to be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the relevant event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events,

(x) proceeds of received business interruption insurance,

(xi) any fees and expenses incurred during such period in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of Equity Interests, Permitted Receivables Transaction, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed),

(xii) any (w) severance costs, relocation costs, integration and facilities opening costs, signing costs, signing bonuses, retention or completion bonuses and transition costs incurred during such period, (x) cash restructuring related or nonrecurring cash merger costs and expenses incurred during such period as a result of any acquisition, investment, recapitalization, or asset disposition permitted hereunder; provided, that the aggregate amount added to or included in Consolidated EBITDA pursuant to this subclause (x) for any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA, calculated prior to giving effect to any amounts added to or included in Consolidated EBITDA pursuant to this subclause (x) and prior to giving effect to any additions to Consolidated EBITDA in respect of synergies for such period pursuant to Section 1.03(c), (y) other nonrecurring cash losses and charges for such period and (z) fees, expenses and charges incurred during such period in respect of litigation (including legal fees) against the Borrower or any of its Subsidiaries,

(xiii) solely with respect to the fiscal periods ending on September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, an amount equal to the cost savings and synergies (net of continuing associated expenses) that are reasonably identifiable, reasonably supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized during the applicable fiscal quarter as a result of the expected transition of services under the Billing and Collection Agreement dated as of the Closing Date among CHS and its subsidiaries and the Borrower and its Subsidiaries (which cost savings and synergies shall be calculated on a pro forma basis as if such Billing and Collection Agreement had been transitioned as of July 1, 2017); provided that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrower; provided further that irrespective of the amount of such cost savings and synergies actually identified with respect to any fiscal quarter, such amount shall be deemed to be not be less than (i) for the fiscal quarter ending September 30, 2017, $459,000, (ii) for the fiscal quarter ending December 31, 2017, $2,324,000, (iii) for the fiscal quarter ending March 31, 2018, $3,136,000, (iv) for the fiscal quarter ending June 30, 2018, $3,393,000, (v) for the fiscal quarter ending September 30, 2018, $3,592,000 and (vi) for the fiscal quarter ending December 31, 2018, $3,524,000; provided further that, for the avoidance of doubt, (x) the applicable amount added to Consolidated EBITDA in respect of any fiscal quarter shall be included in the calculation of Consolidated EBITDA for each period in which such fiscal quarter is included (i.e., the amount added for the fiscal quarter ending September 30, 2017, shall be included in the determination of Consolidated EBITDA for the four quarter periods ending September 30, 2017, December 31, 2017, March 31, 2018, and June 30, 2018) and (y) no such amounts shall be included in the determination of Consolidated EBITDA for any period ending after December 31, 2018 (other than cost savings and synergies actually realized),

(xiv) for each fiscal quarter commencing with the fiscal quarter ending March 31, 2017 through the fiscal quarter ending December 31, 2018, an aggregate amount equal to $5,534,192 in respect of the California Hospital Quality Assurance Fee program (net of any amounts received or accrued and otherwise already reflected in the determination of Consolidated EBITDA in respect of the California Hospital Quality Assurance Fee program),

(xv) solely with respect to any four fiscal quarter period ending on or prior to December 31, 2018, with respect to each Hospital set forth on the Amendment No. 1 Disclosure Schedule that has been designated by the Borrower in good faith as Held for Sale and notified to the Administrative Agent, an amount equal to the amount set forth on such schedule for each such Hospital; provided that (A) no amount shall be added pursuant to this clause (xv) with respect to any Hospital that has actually been sold, closed or otherwise disposed of prior to the end of such period and (B) no amount shall be added pursuant to this clause (xv) with respect to any Hospital for more than five consecutive four fiscal quarter periods (i.e. if the amount for a specified Hospital is included for the four fiscal quarter period ended March 31, 2017, it may not be included for any four fiscal quarter period ended after March 31, 2018); provided, further, however, that with respect to any Hospital for which an amount is included in Consolidated EBITDA pursuant to this clause (xv) for five consecutive fiscal quarters, if such Hospital is closed, sold, transferred, leased or otherwise disposed of after the end of the immediately subsequent fiscal quarter but prior to the date on which a compliance certificate for such fiscal quarter is delivered pursuant to Section 5.04(c), then such Hospital shall be deemed to have been closed, sold, transferred, leased or otherwise disposed of as of the last day of such fiscal quarter for purposes of Section 1.03 (i.e., if an amount is included in Consolidated EBITDA pursuant to this clause (xv) for five fiscal quarters ending March 31, 2018, and such Hospital is closed, sold, transferred, leased or otherwise disposed of between June 30, 2018 and the date on which the compliance certificate is delivered for the fiscal quarter ended June 30, 2018, such Hospital will be deemed to have been closed, sold, transferred, leased or otherwise disposed of as of June 30, 2018), and

(xvi) (A) any other non-cash charges, write-downs, expenses, losses or items (including, but  not limited to, medical malpractice and workers compensation reserves and similar reserves) reducing such Consolidated Net Income during such period including any impairment charges or the impact of purchase accounting  and (B) the $22,799,000 charge to patient accounts receivable recorded in the fiscal quarter ended December 31, 2016, which, for the avoidance of doubt, shall only be included in periods that include the fiscal quarter ended December 31, 2016; provided that (1) if any non-cash charge or other item referred to in this clause (xvi) represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted  from  Consolidated  EBITDA  in  such  future  period  to  such extent paid and (2) except as set forth in clause (B) above, such non-cash charges, write-downs, expenses, losses or items may only be added back pursuant to this clause (xvi) to the extent reflected as a cost or expense on the Borrower’s Condensed Consolidated and Combined Statements of Income (Loss), and minus

(b) without duplication, (i) non-recurring gains (including any non-cash gains as a result of the consummation of any Offer) and (ii) all cash payments made during such period on account of reserves, restructuring charges and other non- cash charges added to Consolidated Net Income pursuant to clause (a)(xvi) (other than any such non-cash charges that if originally paid in cash and so not taken as non-cash charges would have been added to Consolidated Net Income above pursuant to clause (a)(xii)) in a previous period.

(e) The  definition  of  “Excess  Cash  Flow”  in  Section  1.01  of  the  Credit Agreement is hereby amended as follows:

(i) Clause (b)(xi) shall be redesignated as clause (b)(xii).

(ii) A new clause (b)(xi) shall be inserted as follows:

(xi) the aggregate amount of expenditures actually made by the Borrower and the Subsidiaries in cash during such period to the extent that such expenditures are not expensed during such period,

(f) The  definition  of  “Incremental  Amount”  in  Section  1.01  of  the  Credit

Agreement is hereby amended and restated in its entirety as follows:

“Incremental  Amount”  shall  mean,  at  any  time,  the  excess,  if  any,  of (a) (i) until January 1, 2019, $0, and (ii) from and after January 1, 2019, the greater of (x) $100,000,000 and (y) an amount equal to the maximum principal amount of Indebtedness that, if fully drawn at such time, would not cause the Secured Net Leverage Ratio to exceed 3.35:1.00 (calculated on a pro forma basis in accordance with Section 1.03 after giving effect to the incurrence of such Indebtedness and without giving effect to any cash proceeds thereof, but including the application of such proceeds) over (b) the sum of (i) the aggregate amount  of  all  Incremental  Term  Loan  Commitments  established  after  the Closing Date and prior to such time pursuant to Section 2.24 (whether in respect of Other Term Loans or otherwise), (ii) the aggregate amount of all Revolving Credit Commitment Increases established after the Closing Date and prior to such time pursuant to Section 2.26, (iii) the aggregate amount of all revolving credit commitments established after the Closing Date and prior to such time in accordance  with  Section 6.01(r)  and  (iv) the  aggregate  principal  amount  of Indebtedness incurred pursuant to Section 6.01(w) after the Closing Date and prior to such time; provided, however, that, to the extent the proceeds of any Incremental Term Loans or any Alternative Incremental Facility Indebtedness are used concurrently with the incurrence thereof to prepay then-outstanding Term Loans, the establishment of such Incremental Term Loan Commitments or the incurrence of such Alternative Incremental Facility Indebtedness, as the case may be, shall not reduce the Incremental Amount or otherwise be subject to the Incremental Amount.

(g)  The  definition  of  “Net  Cash  Proceeds”  in  Section  1.01  of  the  Credit Agreement is hereby by inserting the following:

(i) “(including, for the avoidance of doubt, any deferred amounts)” after the words “the aggregate cash proceeds received in respect of such Asset Sale,” in clause (a) thereof; and

(ii) “(other than with respect to any Net Cash Proceeds received from an Asset Sale of any Hospital set forth on the Amendment No. 1 Disclosure Schedule and any Net Cash Proceeds in respect of any Asset Sale consummated prior to January 1, 2019)” after the words “provided, however, that from and after the Asset Sale Reinvestment Trigger Date”.

(h)  The definition of “Significant Asset Sale” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by the Borrower or any Subsidiary to any person other than the Borrower or a Subsidiary Guarantor of any Hospital or all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person or the closing of a Hospital.

(i) The third proviso in Section 1.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

; provided, further, that the aggregate amount added to or included in Consolidated EBITDA above in respect of synergies for any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA, calculated on a pro forma basis in accordance with this Section 1.03, but prior to giving effect to such additions and any other such prior additions in respect of synergies for such period pursuant to this Section

1.03.

(j) Section 2.09 of the Credit Agreement is hereby amended as follows:

(i) Section 2.09(c) shall be redesignated as Section 2.09(d).

(ii) A new Section 2.09(c) shall be inserted as follows:

(c) (i) On the Amendment No. 1 Effective Date, without any further action of any party hereto and to the extent not previously reduced pursuant to Section 2.09(b), the Revolving Credit Commitments of the Revolving Credit Lenders will be reduced, on a pro rata basis among such Revolving Credit  Lenders,  to  an  aggregate  total  of  $87,500,000  and  (ii)  on December 31, 2017, without any further action of any party hereto and to the extent not previously reduced pursuant to Section 2.09(b), the Revolving Credit Commitments of the Revolving Credit Lenders will be reduced, on a pro rata basis among such Revolving Credit Lenders, to an aggregate total of $75,000,000.  If, after giving effect to such reduction of the Revolving Credit Commitments on the Amendment No. 1 Effective Date or on December 31, 2017, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on such date, repay or prepay Revolving Credit Borrowings and, after the Revolving Credit Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory  to  the  Administrative  Agent  and  the  Issuing  Banks  with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(k)  Section 2.12(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

If, prior to the date that is 18 months after the Amendment No. 1 Effective Date, (i) the Borrower prepays  all  or any portion  of  the Term  Loans  out  of the proceeds of a substantially concurrent issuance or incurrence of broadly syndicated term loans secured by the Collateral on a pari passu basis with the Term Loans and the Effective Yield of such secured term loan financing is less than the Effective Yield of the Term Loans so prepaid or (ii) a Term Lender must assign its Term Loans pursuant to Section 2.21 as a result of its failure to consent to an amendment that would reduce the Effective Yield then in effect with respect to such Term Loans then in each case the aggregate principal amount so prepaid or assigned will be subject to a fee payable by the Borrower, in each case equal to the Specified Percentage of the principal amount thereof; provided that the primary purpose of such prepayment or amendment was to reduce the Effective Yield applicable to the Term Loans; provided, further, that this Section 2.12(d) shall not apply to any prepayment of the Term Loans upon the occurrence of a Change in Control.

For purposes of this Section 2.12(d), the “Specified Percentage” shall mean, for any date prior to the date that is 12 months after the Amendment No. 1 Effective Date, 2.0%, and for any date that is on or after the date that is 12 months after the Amendment No. 1 Effective Date and prior to the date that is 18 months after the Amendment No. 1 Effective Date, 1.0%.

(l)  Section 2.13(b) of the Credit Agreement is hereby amended to add “from and after January 1, 2019,” after the words “provided that”.

(m)  Section 2.13(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

No later than 95 days (or with respect to the fiscal year ended December 31, 2016, 112 days) after the end of each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2016), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (x) 100% of Excess Cash Flow for the fiscal year then ended minus (y) Voluntary Prepayments made prior to such date (excluding any such Voluntary Prepayments made during such fiscal year that reduced the amount required to be prepaid pursuant to this Section 2.13(c) in the prior fiscal year); provided that such percentage shall be reduced to (A) 75% if the Secured Net Leverage Ratio as of the end of such fiscal year was less than 3.50 to 1.00 but equal to or greater than 3.25 to 1.00, (B) 50% if the Secured Net Leverage Ratio as of the end of such fiscal year was less than 3.25 to 1.00 but equal to or greater than 2.35 to 1.00, (C) 25% if the Secured Net Leverage Ratio as of the end of such fiscal year was less than 2.35 to 1.00 but equal to or greater than 1.85 to 1.00 and (D)  zero (i.e., no payments shall be required pursuant to this Section 2.13(c)) if the Secured Net Leverage Ratio as of the end of such fiscal year was less than 1.85 to 1.00, in each case, giving pro forma effect to any Voluntary Prepayments made after the end of such fiscal year and prior to such date.  Notwithstanding the foregoing, the percentage for the fiscal year ended December 31, 2016, shall be 50%.

(n)  Section 5.04(a) of the Credit Agreement is hereby amended to add “(or with respect to the fiscal year ended December 31, 2016, within 107 days following the end of such fiscal year)” after the words “within 90 days after the end of each fiscal year”.

(o)  Sections 6.01(f) and 6.01(k) of the Credit Agreement are each hereby amended by inserting the following proviso at the end of such sections:

provided that the Net Cash Proceeds of any such Indebtedness incurred prior to January  1,  2019,  shall  be  applied  substantially  concurrently  with  such incurrence to prepay then-outstanding Term Loans pursuant to Section 2.12;

(p)  Section 6.01(o) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Permitted Additional Debt; provided that, at the time of incurrence of such Permitted Additional Debt, and after giving pro forma effect thereto and to the use of the proceeds thereof, the Total Leverage Ratio shall not be greater than (x) at any time prior to January 1, 2019, 4.50 to 1.00, and (y) at any time on or after January 1, 2019, 5.50 to 1.00;

(q)  Section 6.01(u) of the Credit Agreement is hereby amended and restated in its entirety as follows:

other Indebtedness incurred after the Closing Date of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $75,000,000 at any time outstanding, provided that prior to January 1, 2019, if any Indebtedness that is debt for borrowed money is incurred pursuant to this clause (u) in excess of $25,000,000 in the aggregate, the Net Cash Proceeds of any such excess shall be applied substantially concurrently with such incurrence to prepay then- outstanding Term Loans pursuant to Section 2.12;

(r)  Section 6.02(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

other Liens that do not, individually or in the aggregate, secure obligations in excess of $50,000,000 at any one time, provided that, prior to January 1, 2019, such Liens shall not secure any Indebtedness that is debt for borrowed money;

(s)  Section 6.04(a) is hereby amended by inserting the following proviso after “such investments;” and prior to “for purposes of the foregoing”:

provided, however, that no such investments shall be made by the Borrower or any Subsidiary in any Unrestricted Subsidiary prior to January 1, 2019;

(t)  Section 6.06(a)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

in addition to Restricted Payments permitted by clauses (i) through (iii) above, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, from and after January 1, 2019, make  other  Restricted  Payments  in  an  aggregate  amount  not  to  exceed (i) $30,000,000,  less  (ii) the  amount  of  payments  made  from  and  after  the Closing Date pursuant to Section 6.09(b)(i);

(u)  Section  6.06(a)(vii)  of  the  Credit  Agreement  is  hereby  amended  and restated in its entirety as follows:

so  long as  (A) no  Event  of Default  or Default  shall  have occurred  and  be continuing or would result therefrom and (B) at the time of and after giving effect thereto, the Total Leverage Ratio shall not be greater than (x) at any time prior to January 1, 2019, 4.00 to 1.00, and (y) at any time on or after January 1, 2019, 4.90 to 1.00, the Borrower may make other Restricted Payments in an amount  not  to  exceed  the  Available  Amount  at  the  time  such  Restricted Payment is made;

(v)  Section 6.09(b) of the Credit Agreement is hereby amended by inserting the following:

(i) “from  and  after  January  1,  2019”  immediately  after  “provided, however, that”; and

(ii) “; provided further, however, that for purposes of this Section 6.09(b), until January 1, 2019, the Senior Notes shall be deemed to constitute subordinated Indebtedness, except that notwithstanding anything to the contrary herein, the Senior Notes may be extended, renewed, refinanced or replaced with the proceeds of Indebtedness permitted to be incurred pursuant to Section 6.01” at the end thereof;

(w)  Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.13.  Maximum Secured Net Leverage Ratio.  Permit the Secured Net Leverage Ratio as of the last day of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Closing Date through June 30, 2017	4.50 to 1.00
July 1, 2017 through December 31, 2018	4.75 to 1.00
Thereafter	4.00 to 1.00

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower and each Subsidiary Guarantor represents and warrants to the Administrative Agent and each of the Lenders that:

(a)  The representations  and  warranties  set  forth  in  Article III of the  Credit Agreement and in each other Loan Document are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)  No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(c)  None of the Security Documents in effect on the Amendment Effective Date will be rendered invalid, non-binding or unenforceable against any Loan Party as a result of this Amendment.  The Guarantees created under such Security Documents will continue to guarantee the Obligations to the same extent as they guaranteed the Obligations immediately prior to the Amendment Effective Date.   The Liens created under such Security Documents will continue to secure the Obligations, and will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Amendment Effective Date.

SECTION 4.  Effectiveness.  This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Amendment Effective Date”):

(a)  The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Subsidiary Guarantor and the Required Lenders.

(b)  The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that shall have unconditionally and irrevocably delivered to the Administrative Agent (or its counsel) its executed signature page to this Amendment at or prior to 5:00 p.m., New York City time, on April 11, 2017 (each, a “Consenting Lender”), an amendment fee in an amount equal to 0.25% of the aggregate outstanding principal amount of such Consenting Lender’s Term Loans and the aggregate amount of such Consenting Lender’s Revolving Credit Commitments (whether drawn or undrawn), as the case may be, in each case as of the Amendment Effective Date.   Such fees shall be payable in immediately available funds and, once paid, shall not be refundable in whole or in part.

(c)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least two Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with the transactions contemplated hereby or under any other Loan Document.

The  Administrative  Agent  shall  notify  the  Borrower  and  the  Lenders  of  the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 5.  Effect of this Amendment.   (a)     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any other Secured Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

(b)  From and after the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment.

(c)  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(d)  Each of the parties hereto acknowledge and agree, for the avoidance of doubt, that, from and after the Amendment Effective Date, the Applicable Percentage for all purposes of the Credit Agreement shall be determined in accordance with the provisions of the Credit Agreement as amended hereby and that for any day prior to the Amendment Effective Date the Applicable Percentage shall be determined in accordance with the Credit Agreement prior to giving effect to this Amendment.

SECTION 6.  Reaffirmation; Further Assurances.  (a) Each of the Borrower and each of the Subsidiary Guarantors identified on the signature pages hereto (collectively, the Borrower and such Subsidiary Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby.   Each Reaffirming Loan Party hereby

consents to this Amendment and the transactions contemplated hereby, and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

(b)  Within ninety (90) days after the Amendment Effective Date (or such later date as the Administrative Agent in its sole discretion may permit) the Borrower shall deliver, with respect to each Mortgage encumbering a Mortgaged Property, either (x) an amendment thereof (each, a “Mortgage Amendment”), setting forth such changes as are reasonably necessary to reflect that the lien securing the Obligations under the Credit Agreement encumbers such Mortgaged Property and to further grant, preserve, protect, confirm and perfect the first-priority lien and security interest thereby created and perfected, and opinions by  local counsel reasonably acceptable to the Administrative Agent regarding the enforceability of each such Mortgage Amendment, or (y) opinions or other written confirmations from local counsel reasonably acceptable to the Administrative Agent stating, to the reasonably satisfaction of the Administrative Agent, that no such Mortgage Amendment is required with respect to a Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent.

SECTION 7.  Expenses.   The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the Loan Documents (including the preparation of this Amendment), including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.

SECTION 8.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by electronic transmission (e.g., “pdf”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment, and, once delivered, may not be withdrawn or revoked unless this Amendment fails to become effective in accordance with its terms on or prior to May 30, 2017.

SECTION 9.  No Novation.  This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or any Loan Party under any other Loan Document from any of its obligations and liabilities thereunder.  The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.

SECTION 10.  Governing  Law. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.  Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and

as Administrative Agent

by	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. I TO

CREDIT AGREEMENT OF QUORUM HEALTH CORPORATION]

QUORUM HEALTH CORPORATION, by

by	/s/ Lee C. Fleck
	Name:	Lee C. Fleck
	Title:	Vice President Finance and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

CREDIT AGREEMENT OF QUORUM HEALTH CORPORATION]

ANNA HOSPITAL CORPORATION

BIG BEND HOSPITAL CORPORATION

BIG SPRING HOSPITAL CORPORATION

BLUE ISLAND HOSPITAL COMPANY, LLC

BLUE ISLAND ILLINOIS HOLDINGS, LLC

BLUE RIDGE GEORGIA HOLDINGS, LLC CLINTON HOSPITAL CORPORATION

CSRA HOLDINGS, LLC

DEMING HOSPITAL CORPORATION

DHSC, LLC

EVANSTON HOSPITAL CORPORATION

FORREST CITY ARKANSAS HOSPITAL

COMPANY, LLC

FORREST CITY HOSPITAL CORPORATION

FORT PAYNE HOSPITAL CORPORATION

GALESBURG HOSPITAL CORPORATION

GRANITE CITY HOSPITAL CORPORATION

GRANITE CITY ILLINOIS HOSPITAL

COMPANY, LLC

GREENVILLE HOSPITAL CORPORATION

HOSPITAL OF BARSTOW, INC.

HOSPITAL OF LOUISA, INC.

JACKSON HOSPITAL CORPORATION LEXINGTON HOSPITAL CORPORATION MARION HOSPITAL CORPORATION MASSILLON COMMUNITY HEALTH

SYSTEM, LLC

MASSILLON HEALTH SYSTEM LLC

MASSILLON HOLDINGS, LLC

MCKENZIE TENNESSEE HOSPITAL

COMPANY, LLC

MMC OF NEVADA, LLC

MONROE HMA, LLC

MWMC HOLDINGS, LLC

NATIONAL HEALTHCARE OF MT. VERNON,

INC.

PHILLIPS HOSPITAL CORPORATION

QHC CALIFORNIA HOLDINGS, LLC

QHCCS, LLC

QHG OF MASSILLON, INC.

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

CREDIT AGREEMENT OF QUORUM HEALTH CORPORATION]

QUORUM HEALTH INVESTMENT

COMPANY, LLC

QUORUM HEALTH RESOURCES, LLC

RED BUD HOSPITAL CORPORATION

RED BUD ILLINOIS HOSPITAL COMPANY,

LLC

SAN MIGUEL HOSPITAL CORPORATION

SUNBURY HOSPITAL COMPANY, LLC

TOOELE HOSPITAL CORPORATION

TRIAD  OF OREGON, LLC

WATSONVILLE HOSPITAL CORPORATION

WAUKEGAN HOSPITAL CORPORATION

WAUKEGAN ILLINOIS HOSPITAL

COMPANY, LLC

WILLIAMSTON HOSPITAL CORPORATION

by	/s/ Lee C. Fleck
	Name:	Lee C. Fleck
	Title:	Vice President Finance and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. l TO

CREDIT AGREEMENT OF QUORUM HEALTH CORPORATION]